PROSPECTUS SUPPLEMENT NO. 1 FILED PURSUANT TO RULE 424(B)(3)
          TO PROSPECTUS DATED JULY 24, 2003 REGISTRATION NO. 333-97255

                             RESOLVE STAFFING, INC.

                        3,254,131 shares of common shares


         This prospectus supplement relates to the resale by the selling stockholders of up to 3,254,131 shares of common stock.

         This prospectus supplement should be read in conjunction with the prospectus dated July 24, 2003, which is to be delivered with this prospectus supplement.

                            SELLING SECURITY HOLDERS

         THE TABLE BELOW SETS FORTH INFORMATION CONCERNING THE RESALE OF THE SHARES OF COMMON STOCK BY THE SELLING SECURITY HOLDERS. WE WILL NOT RECEIVE ANY PROCEEDS FROM THE RESALE OF THE COMMON STOCK BY THE SELLING SECURITY HOLDERS.

         THE NUMBER AND PERCENTAGE OF SHARES BENEFICIALLY OWNED IS DETERMINED IN ACCORDANCE WITH RULE 13D-3 OF THE SECURITIES EXCHANGE ACT OF 1934, AND THE INFORMATION IS NOT NECESSARILY INDICATIVE OF BENEFICIAL OWNERSHIP FOR ANY OTHER PURPOSE. UNDER SUCH RULE, BENEFICIAL OWNERSHIP INCLUDES ANY SHARES AS TO WHICH THE SELLING SECURITY HOLDER HAS SOLE OR SHARED VOTING POWER OR INVESTMENT POWER AND ALSO ANY SHARES WHICH THE SELLING SECURITY HOLDER HAS THE RIGHT TO ACQUIRE WITHIN 60 DAYS. THE ACTUAL NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THE DEBENTURES IS SUBJECT TO ADJUSTMENT DEPENDING ON, AMONG OTHER FACTORS, THE NUMBER OF SHARES OUTSTANDING AT THE TIME OF CONVERSION AND COULD BE MATERIALLY LESS THAN THE NUMBER ESTIMATED IN THE TABLE.

         THE FOLLOWING TABLE ALSO SETS FORTH THE NAME OF EACH PERSON WHO IS OFFERING THE RESALE OF SHARES OF COMMON STOCK BY THIS PROSPECTUS, THE NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED BY EACH PERSON, THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SOLD IN THIS OFFERING AND THE NUMBER OF SHARES OF COMMON STOCK EACH PERSON WILL OWN AFTER THE OFFERING, ASSUMING THEY SELL ALL OF THE SHARES OFFERED.

                   CONTROL PERSONS OF SELLING SECURITY HOLDERS

     WILLIAM A. BROWN IS THE CONTROL PERSON OF THE WILLIAM A. BROWN FAMILY TRUST AND THE WILLIAM A. BROWN FAMILY PARTNERSHIP. WORK HOLDINGS LLC IS CONTROLLED BY RENE MORISSETTE, ITS SOLE MANAGING DIRECTOR.

         OTHER CONTROL PERSONS AND THEIR RESPECTIVE ENTITIES ARE AS FOLLOWS:

  -WALTER G. MASKY, PRESIDENT OF VIDEO CONCEPTS LIMITED, INC.
  -GEORGE CHACONAS, TRUSTEE OF GEORGE CHACONAS TRUST

                                          BENEFICIAL OWNERSHIP                           BENEFICIAL OWNERSHIP
NAME OF                                     PRIOR TO OFFERING (1)      SHARES               AFTER OFFERING (2)
SELLING SECURITY HOLDERS                    SHARES   PERCENTAGE      OFFERED (3)         SHARES      PERCENTAGE
---------------------------------         ---------- ----------     -------------      --------------------------

R. GALE PORTER                       (4)    300,000   4.82%              300,000                 0        0.00%
CRISTINO L. PEREZ                    (5)    809,655  12.63%               79,427           730,228        9.30%
WILLIAM A. BROWN FAMILY TRUST        (6)  4,601,435  54.18%              799,836         3,801,599       37.70%
WANDA DEARTH                         (7)    525,000   8.11%              250,000           275,000        3.52%
WORK HOLDINGS, LLC                   (8)  1,642,467  22.23%              664,420           978,047       11.41%
WALTER MASKEY                        (9)     85,000   1.37%               85,000                 0        0.00%
REX SMITH                                    11,000      *                11,000                 0        0.00%
ADAM MAINZER                                 22,000      *                22,000                 0        0.00%
BARBARA GREEN                                 1,000      *                 1,000                 0        0.00%
KELLY KAUFFMAN                                5,000      *                 5,000                 0        0.00%
TRACY BLEVIS                                  5,000      *                 5,000                 0        0.00%
C. BRUCE GORDY                      (10)    339,908   5.41%              339,908                 0        0.00%
FRANK HARTMAN                                81,655   1.31%               81,655                 0        0.00%
RONALD E. DOWDY                     (11)    289,908   4.66%              289,908                 0        0.00%
RENE MORISSETTE, IRA                (12)        511      *                   511                 0        0.00%
RENE MORISSETTE                     (12)     15,000      *                15,000                 0        0.00%
CHARLES & LORRAINE LINCOLN          (13)     47,545      *                37,293            10,252           *
ESPRIT BUSINESS SERVICE, INC.       (13)     17,012      *                17,012                 0        0.00%
INTEQUEST, INC.                     (13)     17,012      *                17,012                 0        0.00%
VIDEO CONCEPTS LTD., INC.            (9)     59,954      *                59,954                 0        0.00%
ARTHUR G. KNOX                                4,000      *                 4,000                 0        0.00%

BRENDA HOLSON                               101,000   1.62%              101,000                 0        0.00%
SUSAN MORISETTE, IRA                (12)        511      *                   511                 0        0.00%
SUSAN MORISETTE                     (12)     15,000      *                15,000                 0        0.00%
VENANCIO PARDO                      (14)     18,800      *                18,800                 0        0.00%
STEPHANIE CRUMPLER                              784      *                   784                 0        0.00%
JAIME CENICEROS                                  17      *                    17                 0        0.00%
CORA LO                                          17      *                    17                 0        0.00%
SHERI SKIBA                                      17      *                    17                 0        0.00%
SUSAN EGBERT                                     17      *                    17                 0        0.00%
MIKE CUTLER                                      17      *                    17                 0        0.00%
FRANK HARTMAN, CUSTODIAN                         15      *                    15                 0        0.00%
    FOR GINIFER HARTMAN
JUAN CARNOVALI                                3,000      *                 3,000                 0        0.00%
DANIEL AND/OR LORI J. ALONSO                  2,000      *                 2,000                 0        0.00%
WILFREDO AND/OR MARIA DEL                     2,000      *                 2,000                 0        0.00%
    CARMEN ALONSO
ROY M. BARNHART                               1,000      *                 1,000                 0        0.00%
PATRICIA B. STEWART                           1,000      *                 1,000                 0        0.00%
VERNON BARCLAY                                1,000      *                 1,000                 0        0.00%
JOHN KINGMAN KEATING                          1,000      *                 1,000                 0        0.00%
COLE WHITAKER                                 1,000      *                 1,000                 0        0.00%
JAMES E. MEYER                                1,000      *                 1,000                 0        0.00%
ERIN DOWDY                         (11)       1,000      *                 1,000                 0        0.00%
MEGAN DOWDY                        (11)       1,000      *                 1,000                 0        0.00%
GEORGE CHACONAS TRUST                         1,000      *                 1,000                 0        0.00%
JOHN V. TRUJILLO I/T/F JOHN V.                1,000      *                 1,000                 0        0.00%
     TRUJILLO, JR AND JAYNA J.
     TRUJILLO
JOHN E. HELMS                                 1,000      *                 1,000                 0        0.00%
CHRISTINA H. BROWN                 (15)       2,000      *                 2,000                 0        0.00%
JERRY KNOX                         (16)       1,000      *                 1,000                 0        0.00%
ARTHUR G. KNOX                     (16)       1,000      *                 1,000                 0        0.00%
TERENCE MCCARTY                               1,000      *                 1,000                 0        0.00%
ROBERTA DANTICO                               1,000      *                 1,000                 0        0.00%
MICHAEL J. ECHEVARRIA                         1,000      *                 1,000                 0        0.00%
TONY MUNIZ, JR.                               1,000      *                 1,000                 0        0.00%
MICHAEL S. MCCONNELL                          1,000      *                 1,000                 0        0.00%
RANDY R. BARBAS                               1,000      *                 1,000                 0        0.00%
PHILIP J. CIARAVELLA                          1,000      *                 1,000                 0        0.00%
ROBERT E. JOHNSON                             1,000      *                 1,000                 0        0.00%
ALLEN KINLEY                                  1,000      *                 1,000                 0        0.00%
MICHAEL EDWARD EGGLESTON                      1,000      *                 1,000                 0        0.00%
MALCOLM G. TAAFFEE                            1,000      *                 1,000                 0        0.00%
-----------------
*     LESS THAN 1.00%

(1)  BASED ON 6,225,082 SHARES ISSUED AND OUTSTANDING AS OF THE DATE HEREOF.

(2) BASED ON 7,817,582 SHARES THAT WILL BE ISSUED AND OUTSTANDING, ASSUMING THE CONVERSION OF WARRANTS INTO 1,592,000 SHARES OF COMMON STOCK.

(3) INCLUDES 1,592,500 SHARES ISSUABLE UPON CONVERSION OF WARRANTS AT $.15 PER SHARE AND INCLUDES 1,661,631 SHARES CURRENTLY ISSUED AND OUTSTANDING.

(4) THE OWNERSHIP CONSIST OF 300,000 SHARES WHICH HE OWNS JOINTLY WITH HIS SPOUSE. ON NOVEMBER 22, 2002, MR. PORTER SOLD 750,000 SHARES AND 750,000 SHARES ISSUABLE UPON CONVERSION OF WARRANTS IN A PRIVATE TRANSACTION TO THE WILLIAM A. FAMILY TRUST. IN CONSIDERATION OF REGISTRATION RIGHTS ON THE 300,000 SHARES BY THE COMPANY, MR. PORTER AGREED TO RETURN 513,965 SHARES AND 743,400 SHARES ISSUABLE UPON CONVERSION OF WARRANTS TO THE COMPANY FOR CANCELLATION. ADDITIONALLY, MR. PORTER AGREED TO SUBJECT THE 300,000 SHARES TO A LOCK-UP AGREEMENT, WHEREBY A MAXIMUM OF 10,000 SHARES CAN BE SOLD PER MONTH AFTER 60 DAYS FROM THE TIME THE COMPANY'S SHARES FIRST ARE LISTED ON AN EXCHANGE OR ON AN ELECTRONIC MEDIUM THAT PROVIDES REAL-TIME TRADE REPORTING OR 180 DAYS FROM THE TIME THE REGISTRATION STATEMENT IS DECLARED EFFECTIVE .

(5) CRISTINO L. PEREZ WAS THE COMPANY'S CHIEF FINANCIAL OFFICER, SECRETARY, TREASURER, AND A DIRECTOR OF THE COMPANY UNTIL HIS RESIGNATION ON SEPTEMBER 11, 2003. INCLUDES 45,027 SHARES WHICH HE OR HIS SPOUSE OWN DIRECTLY AND JOINTLY WITH HIS SPOUSE AND 34,400 SHARES ISSUABLE UPON CONVERSION OF WARRANTS TO HIM.

(6) WILLIAM A. BROWN FAMILY TRUST CONSISTS OF 2,334,135 SHARES OWNED BY THE TRUST CONTROLLED BY WILLIAM A. BROWN AS TRUSTEE, AND 2,267,300 SHARES ISSSUABLE UPON CONVERSION OF WARRANTS OWNED BY THE TRUST. MR. BROWN OWNS A 100% INTEREST IN WORK HOLDINGS, LLC.

(7) WANDA DEARTH IS THE COMPANY'S CHIEF EXECUTIVE OFFICER AND IS A DIRECTOR. IT INCLUDES 250,000 SHARES ISSUABLE UPON CONVERSION OF WARRANTS.

(8) INCLUDES 1,163,500 SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF OUTSTANDING WARRANTS. WORK HOLDINGS, LLC IS OWNED BY MR. WILLIAM BROWN, WHO OWNS A 100% INTEREST. THE WILLIAM BROWN FAMILY TRUST IS THE MANAGING PARTNER OF WORK HOLDINGS, LLC AND MR. BROWN IS THE TRUSTEE OF THE WILLIAM BROWN FAMILY TRUST.

(9)  MR. MASKEY IS THE PRESIDENT OF VIDEO CONCEPTS LTD., INC.

(10) INCLUDES 58,000 SHARES ISSUABLE UPON CONVERSION OF WARRANTS.

(11) ERIN DOWDY AND MEGAN DOWDY ARE SISTERS AND THE DAUGHTERS OF RONALD DOWDY.

(12) RENE MORISSETTE AND SUSAN MORISSETTE ARE HUSBAND AND WIFE.

(13) INTEQUEST, INC. AND ESPRIT BUSINESS SERVICE, INC., ARE BOTH OWNED BY MR. CHARLES LINCOLN, WHO IS THE SOLE STOCKHOLDER OF EACH CORPORATION.

(14) VENANCIO PARDO CONSISTING OF 9,400 SHARES OWNED DIRECTLY BY HIM, AND 9,400 SHARES ISSUABLE UPON CONVERSION OF WARRANTS OWNED BY HIM.

(15) CHRISTINA BROWN IS THE WIFE OF OUR DIRECTOR, WILLIAM BROWN.

(16) ARTHUR G. KNOX IS THE FATHER OF JERRY KNOX.

          The date of this prospectus supplement is October 15, 2003.